EXHIBIT 99-1

                      PRESS RELEASE DATED DECEMBER 3, 2003



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CIROND
   MAKING WIRELESS WORK                                [WINC MANAGER 2.0 LOGO]


                                                           FOR IMMEDIATE RELEASE

                                                       Contact: Geof Wheelwright
                                                Corporate Communications Manager
                                                              Cirond Corporation
                                                             Tel: (866) 824-7662






                 CIROND WINC MANAGER 2.0 TO SHIP IN JANUARY 2004

       INNOVATIVE WIRELESS MANAGEMENT AND SECURITY SOLUTION FOR MICROSOFT
         WINDOWS-BASED NETWORKS WILL BE AVAILABLE ON JANUARY 30TH, 2004

SAN JOSE, CALIFORNIA - (DECEMBER 3, 2003) - Cirond Corporation (OTCBB: CROO.ob) will begin shipping WiNc Manager 2.0, the company's flagship wireless network management and security solution, on January 30, 2004 at a price of $2500. Cirond will preview WiNc Manager 2.0 at its booth at the WiFi Planet conference in San Jose this week. WiNc Manager 2.0 is a cost-effective, Microsoft Windows-based software application that sits on the "wired" side of a company network and includes all the capabilities needed to manage small and medium-sized wireless networks.

WiNc Manager 2.0 is designed for implementation by value added resellers (VARs) and network administrators - and includes 50 licenses for Cirond's innovative WiNc or Pocket WiNc "client" software (which customers can use on any Windows-based, wireless-enabled notebook, desktop, Tablet PC or handheld computer). Additional client license packs of various sizes will also be available to expand the number of users that can be supported by the system. WiNc Manager 2.0 maintains a robust, well-managed and enriched connection with all the computers being used on the wireless network. It is also provides unique and comprehensive rogue access point detection far superior to that of any other solution. Companies that use WiNc Manager can:

     o IMPROVE USER-LEVEL SECURITY - Cirond's compelling AutoKey technology significantly improves the existing WEP (Wired Equivalent Privacy) key system by eliminating the requirement for users to have knowledge of the WEP key, as well as enabling WEP keys to be securely and automatically set, distributed, and frequently rotated. AutoKey is compatible with 802.11a, 802.11b, and 802.11g implementations - and enhances WPA-based systems by automatically distributing, setting and rotating the WPA master key.
     o SPECIFY WHERE THEY WANT TO PROVIDE WIRELESS ACCESS - Using Cirond's unique VirtualShield technology, organizations can prevent wireless access from occurring in areas where they don't want it. VirtualShield enables location-based access - allowing organizations to tie wireless network security to physical building security.
     o DETECT ROGUE ACCESS POINTS - WiNc Manager offers "best-in-class" rogue access point detection - on the wired side of the network, the wireless side of the network and even at the periphery of the network beyond the range of wired network infrastructure. It instantly detects and locates rogue access points whether or not they are connected to the wired side of the network. WiNc Manager's unique client-based approach allows rogue access points to be detected even when they are out of the range of the network infrastructure, but still within range of users at the periphery of the network. It does so by using WiNc Manager's connections with its wireless clients to "report back" on the state of the network.

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CIROND CORPORATION ANNOUNCES WINC MANAGER 2.0                             PAGE 2

     o DETECT ROGUE AD-HOC NETWORKS - WiNc Manager automatically detects and locates rogue ad-hoc networks. Ad-hoc networks can compromise network security when a user - either inadvertently or maliciously wirelessly "shares" an authorized wired or wireless network connection.
     o   DETECT ROGUE ACCESS POINTS WHERE THERE IS NO EXISTING WIRELESS NETWORK
         - WiNc Manager can be deployed in environments where wireless networks are not yet implemented to instantly detect and locate unauthorized, wireless access points that compromise the security of a wired network. WiNc Manager is able to detect rogue access points using cost-effective, off-the-shelf, wireless bridge devices as sensors - such as the $97 NetGear ME 101.
     o QUICKLY PROVIDE SECURE WIRELESS ACCESS TO VISITORS - The AccessLink component of Cirond WiNc Manager, enables wireless network access to be easily and securely provided to visitors and other temporary users using low-cost USB RAM drives.
     o QUICKLY AND ACCURATELY SEE WHAT IS HAPPENING ON THE WIRELESS NETWORK - With Cirond's innovative MapView technology, wireless networks come alive on the WiNc Manager network management screen. WiNc Manager shows a map of the building and the real-time location of authorized and rogue access points and users. MapView information can be viewed in three dimensions, by building (or building sector), and by floor within each building.
     o ACHIEVE AN OPTIMAL CONFIGURATION OF ACCESS POINTS - WiNc Manager uses Cirond's unique FourPoint channel allocation technology to automatically assign optimal access point channels to minimize co-channel interference. This simplifies wireless network set-up, and ensures optimum network performance by automatically adjusting channel settings to reduce the effects of interference from outside 802.11 and non-802.11 sources (such as microwave ovens and cordless phones). It allows the network to automatically accommodate the addition of new 802.11-based equipment.
     o OPTIMIZE NETWORK RESOURCES - Using Cirond's unique LoadShare technology, businesses gain automatic load balancing of their wireless network traffic to automatically distribute network traffic over all available access points within the range of users, ensuring that all users receive maximum quality of service.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 FOR CIROND CORPORATION
Forward looking statements as set forth in this press release are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on behalf of the Company. The Company disclaims any obligation to update forward looking statements. These statements are subject to risks and uncertainties, including without limitation, the price/performance requirements of customers, the ability to sell products incorporating the technology, the impact and pricing of competing technologies, the introduction of alternative technological solutions, and other risks detailed from time-to-time in Cirond's SEC filings and reports.

ABOUT CIROND

SAN JOSE, CALIFORNIA-BASED CIROND CORPORATION IS DEDICATED TO MAKING 802.11-BASED WIRELESS NETWORKS EASIER TO INSTALL AND WORK MORE EFFECTIVELY FOR CORPORATIONS, SMALL BUSINESSES, PROFESSIONALS AND CONSUMERS. CIROND PRODUCTS INCLUDE WINC MANAGER 2.0, POCKETWINC (FOR USE ON POCKET PC-BASED HANDHELD COMPUTERS) AND WINC 2.0 (DESIGNED FOR ALL VERSIONS OF WINDOWS FROM WINDOWS 98 SECOND EDITION TO WINDOWS XP). CIROND PRODUCTS ARE AVAILABLE DIRECTLY THROUGH THE COMPANY'S WEB SITE AT HTTP://WWW.CIROND.COM OR THROUGH ITS NETWORK OF VALUE ADDED RESELLERS. CIROND: MAKING WIRELESS WORK.

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